CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)




I, Mack I. Whittle, Jr., Chief Executive Officer of The South Financial Group, Inc. ("TSFG") certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended September 30, 2003 of TSFG (the "Report"):


         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TSFG.



/s/ Mack I. Whittle, Jr.
-------------------------------
Mack I. Whittle, Jr.
Chief Executive Officer
The South Financial Group, Inc.
November 11, 2003